UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2020

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10025 Investment Drive, Suite 250, Knoxville, Tennessee 37932
(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On July 11, 2020, Jan Koe notified the Board of Directors (the “Board”) of Provectus Biopharmaceuticals, Inc. (the “Company”) of his decision to resign from the Board effective July 11, 2020. His resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Koe’s resignation was contemplated by the Amended and Restated Definitive Financing Commitment Term Sheet effective as of March 19, 2017, entered into between the Company and a group of the Company’s stockholders (the “PRH Group”), which set forth the terms on which the PRH Group would provide financing to the Company.

Director Appointment

On July 13, 2020, upon the recommendation of the corporate governance and nominating committee of the Board, the Board appointed Webster Bailey to the Board to fill the vacancy resulting from Mr. Koe’s resignation, effective July 20, 2020. In connection with his appointment to and becoming a member of the Board, Mr. Bailey entered into an indemnification agreement with the Company, effective as of July 20, 2020 (the “Director Indemnification Agreement”), whereby the Company contractually obligates itself to indemnify, and to advance expenses on behalf of Mr. Bailey to the fullest extent permitted by applicable law.

Mr. Bailey is a member of the board of directors of the Clover Fork Coal Company Investment Trust, which had invested in the Company through secured convertible loans from the Company’s 2017 and 2020 financings. There are no other arrangements or understandings between Mr. Bailey and any other persons pursuant to which Mr. Bailey was selected as a director.  The Board determined that Mr. Bailey is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Bailey was appointed as the Chair of the Company’s compensation committee and as a member of the Company’s audit committee and a member of the Company’s corporate governance and nominating committee, effective as of July 20, 2020.  Mr. Bailey will receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines.

The foregoing description of the Director Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Director Indemnification Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.

On July 16, 2020, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Bailey to the Board. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Indemnification Agreement between the Company and Webster Bailey, effective as of July 20, 2020.

99.1	Press Release, dated July 16, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2020

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Heather Raines
Heather Raines
Chief Financial Officer (Principal Financial Officer)